Exhibit 4.4

EXECUTION COPY

FLUIDIGM CORPORATION

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

Initial Closing: November 16, 2009

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TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	Schedule of Purchasers
Exhibit B	Form of Third Amended and Restated Certificate of Incorporation
Exhibit C	Form of Ninth Amended and Restated Investor Rights Agreement
Exhibit D	Form of Legal Opinion

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SERIES E PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT is made as of November 16, 2009, by and among Fluidigm Corporation, a Delaware corporation (the “Company”), and the purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”). The persons and entities listed thereon are hereinafter referred to collectively as the “Purchasers” and individually as a “Purchaser.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.        Purchase and Sale of Preferred Stock.

1.1        Authorization of the Shares. The Company will on or before the Closing (as defined below) authorize (a) the sale and issuance pursuant to this Agreement of up to 1,721,295 shares (the “Shares”) of its Series E Preferred Stock (the “Series E Preferred”), having the rights, preferences and privileges as set forth in the Third Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the “Restated Certificate”); and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).

1.2        Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will purchase from the Company, severally and not jointly, at the applicable Closing, the number of Shares set forth in the column designated “Number of Series E Shares” opposite the Purchaser’s name on the Schedule of Purchasers, at a purchase price of Fourteen Dollars ($14.00) per Share (the “Purchase Price”). The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.

1.3        Closing Date. The first closing of the purchase and sale of any Shares hereunder (the “Initial Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), 650 Page Mill Road, Palo Alto, California 94304, on November 16, 2009 (the “Closing Date”) or such other date as the Company and a majority-in-interest of the Purchasers may agree. Subsequent closings under this Agreement for the sale of any remaining Shares not sold in the Initial Closing may be held from time to time after the Initial Closing at such time and place as the Company and the relevant Purchasers agree (“Subsequent Closings”). For the purposes of this Agreement, the terms “Closing” and “Closing Date” unless otherwise indicated, refer to the closing or date of closing of the purchase and sale of the Shares with respect to a particular Purchaser or group of Purchasers, whether such closing occurs at the Initial Closing or at a Subsequent Closing. The Company shall be entitled to sell any unpurchased Shares to any Purchaser or to a person who is not a Purchaser and to amend the Schedule of Purchasers to include the information relating to such sales, and such purchasers shall be considered “Purchasers” and parties to this Agreement; provided that (a) such sales are made pursuant to this Agreement or an agreement identical to this one except for the Closing Date and exhibits, and (b) such sales are completed on or prior to March 31, 2010.

1.4        Delivery. At Closing, the Company shall deliver to each Purchaser a certificate, in such denomination and registered in Purchaser’s name as set forth on the Schedule of Purchasers, representing the number of Shares which Purchaser is purchasing from the Company, against payment of the purchase price therefore as set forth in the column designated “Total Purchase Price” opposite such Purchaser’s name on the Schedule of Purchasers, by (a) delivery to the Company of a check payable to the order of the Company or wire transfer in accordance with the Company’s instructions (such amount set forth in the column designated “Cash Investment Amount” opposite a Purchaser’s name on the Schedule of Purchasers), (c) conversion of indebtedness (such amount set forth in the column designated “Outstanding Indebtedness Converted” opposite a Purchaser’s name on the Schedule of Purchasers) or (d) any combination of the foregoing.

1.5        Conversion of Outstanding Promissory Notes. Each Purchaser that is a holder of a subordinated convertible promissory note issued by the Company pursuant to that certain Note and Warrant Purchase Agreement dated August 25, 2009 (each, a “Note”), hereby agrees and acknowledges, severally and not jointly, as follows:

(a)        That, upon the Initial Closing, all of the outstanding principal amount of the Note and all accrued and unpaid interest on the Note will automatically convert into Shares at a conversion price per share equal to the Purchase Price in accordance with the terms of this Agreement.

(b)        That the full value of such Purchaser’s Note for purposes of conversion in accordance with Section 1.4(c) hereof, including all of the outstanding principal amount of the Note and all accrued and unpaid interest on the Note, is set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Outstanding Indebtedness Converted.”

(c)        That, at the Initial Closing, such Purchaser shall deliver to the Company its original Note for cancellation; provided, however, that following the Initial Closing, the Note will be deemed converted and of no further force or effect, regardless of whether it is delivered for cancellation.

(d)        That such Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the conversion of the Notes. With respect to such matters, such Purchaser is relying solely on its advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the hereby.

2.        Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that, except as set forth in the disclosure material (the “Disclosure Material”) which has been delivered to each Purchaser prior to such Purchaser’s execution hereof, each of the representations, warranties and statements contained in this Section 2 is true and correct as of the date of this Agreement and will be true and correct on and as of the Closing Date.

2.1        Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, individually or in the aggregate, would have a material adverse effect on its business (as now conducted), properties, or financial condition.

2.2        Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to (a) execute and deliver this Agreement; (b) sell and issue the Shares hereunder; (c) issue the Conversion Shares; and (d) carry out and perform its obligations under the terms of this Agreement.

2.3        Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

2.4        Capitalization. The authorized capital stock of the Company consists, or immediately prior to the Closing will consist, of 28,484,062 shares of Common Stock (“Common Stock”), of which 3,169,156 shares are issued and outstanding immediately prior to the Closing and 19,232,725 shares of Preferred Stock (“Preferred Stock”), 779,220 of which are designated Series A Preferred Stock of which 657,132 are outstanding immediately prior to the Closing; 1,845,907 of which are designated Series B Preferred Stock of which 1,835,354 are outstanding immediately prior to the Closing; 4,815,606 of which are designated Series C Preferred Stock, 4,619,039 of which are issued and outstanding immediately prior to the Closing; 3,989,217 of which are designated Series D Preferred Stock, 3,771,976 of which are issued and outstanding immediately prior to the Closing; and 7,802,775 of which are designated Series E Preferred Stock, 5,505,331 of which are issued and outstanding immediately prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

The Company has reserved:

(i) 1,721,295 shares of Series E Preferred for issuance hereunder and 1,721,295 shares of Common Stock for issuance upon conversion of such Series E Preferred; (ii) 538,048 shares of Series E Preferred for issuance upon exercise of outstanding warrants and 538,048 shares of Common Stock for issuance upon conversion of such Series E Preferred; (iii) 5,505,331 shares of Common Stock for issuance upon conversion of the outstanding shares of Series E Preferred; (iv) 3,771,976 shares of Common Stock for issuance upon conversion of the outstanding shares of Series D Preferred; (v) 116,836 shares of Series D Preferred for issuance upon exercise of outstanding warrants and 116,836 shares of Common Stock for issuance upon conversion of such Series D Preferred; (vi) 4,619,039 shares of Common Stock for issuance upon conversion of the outstanding shares of Series C Preferred Stock; (vii) 13,859 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 13,859 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (viii) 1,835,354 shares of Common Stock for issuance upon conversion of the outstanding Series B Preferred Stock; (ix) 657,132 shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; (x) an aggregate of 3,908,475 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 2009 Equity Incentive Plan, pursuant to which no options to purchase shares are granted and outstanding and 1,746,478 shares are available for future grant, and (xi) an aggregate of 2,161,997 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Option Plan, pursuant to which options to purchase 2,161,997 shares are granted and outstanding and no shares are available for future grant. As of the date hereof and after giving effect to the purchase of Shares hereunder, each share of each series of the Company’s Preferred Stock is convertible into one share of the Company’s Common Stock. Other than with respect to the shares reserved for issuance in this paragraph, or as set forth in the Ancillary Agreements (as defined below), there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. There are no outstanding obligations of the Company to repurchase or redeem any of its securities.

2.5        Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Ninth Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the “Investor Rights Agreement”), the performance of all obligations of the Company under this Agreement and the Investor Rights Agreement (other than those registration obligations contained in Section 1 of the Investor Rights Agreement), and any other agreements to which the Company is a party, the execution and delivery of which is a contemplated hereby (the “Ancillary Agreements”) and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (a) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (c) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

2.6        Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Restated Certificate will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Shares and the Conversion Shares will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Conversion Shares may be issued without any registration or qualification under state and federal securities laws as such laws are currently in effect.

2.7        Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the Conversion Shares or the consummation of any other transaction contemplated hereby, except for (a) the filing of the Restated Certificate with the Delaware Secretary of State prior to the Initial Closing and (b) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, the Company covenants to complete within the required statutory period.

2.8        Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company before any court, administrative agency or other governmental body which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by or involving the Company currently pending or that the Company intends to initiate.

2.9        Employees. Each employee of the Company has executed a proprietary information and invention assignment agreement substantially in the form or forms made available to the Purchasers. To the Company’s knowledge, no officer or key employee is in violation of any prior employment contract or proprietary information agreement. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company’s knowledge, threatened labor dispute involving the Company and any group of its employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company within the six months after Closing. The Company does not have a present intention to terminate the employment of any officer or key employee. Each officer and key employee is devoting 100% of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee intends to work less than full time during the six months after Closing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at will.

2.10      Patents and Other Intangible Assets.

(a)        The Company owns, or is licensed or otherwise has the legally enforceable right to use, all copyrights, domain names, maskworks, applications for the issuance or registration of any of the foregoing, trade secrets, confidential or proprietary know-how, data and information, ideas, inventions, designs, developments, algorithms, processes, schematics, techniques, computer programs, applications and other software, works of authorship, creative effort and, to the Company’s knowledge after such investigation as the Company deemed reasonable, patents, patent applications, trademarks (including service marks and design marks) and applications therefor, tradenames (all of the foregoing generically, “Intellectual Property Rights”) utilized in, or necessary for, its business as now conducted (collectively, the “Company Intellectual Property”) without infringing upon the right of any person, corporation or other entity.

(b)        To the Company’s knowledge, the Company has not infringed or misappropriated any Intellectual Property Right of any other person, corporation or other entity. The Company has not received any communication or otherwise received any information alleging any such conduct by the Company or asserting a claim by any third party to the ownership of, or right to use, any of the Company Intellectual Property, and the Company does not know of any basis for any such claim. The Company is not aware of any action, suit, proceeding or investigation pending or currently threatened against the Company (or any third party owner or licensor of rights to the

Company of any of the Company Intellectual Property) which would have a material impact on the Company’s ownership of or exclusive or co-exclusive rights to use, the Company Intellectual Property.

(c)        The Company is not aware that any of its employees is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with his or her ability to fully and freely perform their duties to the Company or that would conflict with the Company’s business. To the Company’s knowledge, neither the filing of the Restated Certificate nor the execution and delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company’s business by the employees of the Company, will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any agreement under which any such employee is now obligated. The Company does not utilize, and will not be required to utilize, any invention, development or work of authorship of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

(d)        Except as described in Section 2.10(d) of the Disclosure Material, the Company (i) is not obligated, or under any liability whatsoever to make any payments by way of royalties, fees or otherwise, to any owner or licensor of, or other claimant to, any Company Intellectual Property, and (ii) is not a party to any agreement concerning the Company Intellectual Property or any other Intellectual Property Right used or to be used by the Company in its business as conducted. No founder, director, officer or employee of the Company, or, to the Company’s knowledge, no stockholder of the Company has any interest in the Company Intellectual Property.

(e)        Except with respect to any rights granted under the agreements described in Section 2.10(e) of the Disclosure Material, the Company owns exclusively all rights arising from or associated with the research and development efforts of the Company and its founders, employees and independent contractors relating to the Company’s business as now conducted, and all such rights form part of the Company Intellectual Property. The Company has secured valid written assignments from all employees and independent contractors who contributed to the creation or development of any of the Company Intellectual Property of the rights to such contributions that the Company does not already own by operation of law. The Company has not received notice of any claim being asserted by any current or former employee, independent contractor or other third party to the ownership, of or right to use, any of the Company Intellectual Property, or challenging or questioning the validity of any of the Company Intellectual Property, and the Company is not aware of any basis for any such claim.

(f)        The Company has taken reasonable steps to protect and preserve the confidentiality of all material trade secrets included in Company Intellectual Property not otherwise protected by patents or copyright (“Confidential Information”). All disclosure of Confidential Information to a third party has been pursuant to the terms of a written confidentiality or non-disclosure agreement between the Company and such third party.

(g)        The Company hereby represents and warrants that the data, written and oral reports and other representations and information that the Company provided to its investors (or their counsel) pertaining to the Company Intellectual Property, when taken as a whole, were truthful and, to the Company’s knowledge, accurate in all material respects, and there was no omission therefrom which made such information misleading, or incomplete in any material way.

2.11      Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Shares and the Conversion Shares will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation; or require any consent or waiver under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation (other than any consents or waivers that have been obtained); or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation.

2.12      Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.13      Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures by the Company are or will be required in order to comply with any such existing statute, law, or regulation.

2.14      Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all pledges, mortgages, liens security interests, charges and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the ownership or use of said property or assets, or the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company’s properties and assets are in good condition and repair in all material respects.

2.15      Agreements; Action.

(a)        Except for agreements contemplated by this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof other than standard option grants and stock purchase agreements entered into prior to the date of this Agreement.

(b)        There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $100,000, other than in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than standard commercial software licenses, (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights other than indemnifications entered into in the ordinary course of business.

(c)        For the purposes of subsection (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(d)        The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or its bylaws that adversely affects its business as now conducted, its properties or its financial condition.

(e)        The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

(f)        The Company has not engaged in the past three months in any discussion (i) with any representative of any entity or entities regarding the merger of the Company with or into any such entity or entities or any affiliate thereof, (ii) with any representative of any entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

2.16      Financial Statements. The Company has made available to each Purchaser its audited balance sheets dated as of December 31, 2006 and December 29, 2007, and the related statements of operations, convertible preferred stock and stockholders’ equity (deficit), and cash flows for the fiscal years then ended. The Company has also made available to each Purchaser unaudited balance sheet dated December 27, 2008 and the related statements of operations, convertible preferred stock and stockholders’ equity (deficit), and cash flows for the fiscal year then ended. The Company has also made available to each Purchaser its unaudited preliminary balance sheet dated as of September 30, 2009, and the related statements of operations and cash flows for the period then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2009, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

2.17      Changes. Since September 30, 2009:

(a)        the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities outside the ordinary course of its business individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for reimbursable businesses expenses, (iv) sold, exchanged, assigned, transferred, licensed or otherwise disposed of any of its assets or rights (including Company Intellectual Property), other than the sale of its inventory in the ordinary course of business, (v) waived or compromised a valuable right or a material debt owed to it, (vi) materially changed any compensation arrangement or agreement with any employee, officer, director or stockholder, or (vii) arranged or committed to do any of the things described in this subsection (a); and

(b)        there has not been (i) a loss of, or a material order cancellation by, any major customer of the Company, (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company, (iii) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse, (iv) any resignation or termination of any officer or key employee of the Company, and the Company is not aware of the impending resignation or termination of employment of any such officer, or (v) to the best of the Company’s knowledge, any other event or condition of any character that would materially and adversely affect the business, properties, or financial condition of the Company.

2.18      Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.19      Qualified Small Business Stock.

(a)        As of and immediately following the Closing, the Shares will meet each of the requirements for qualification as “qualified small business stock” set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company’s (and any predecessor’s) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

(b)        As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

2.20      Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 other than the Company’s 401(k) Plan. The Company is in material compliance with the terms of the Company’s 401(k) Plan and has not received notice of any material increase in the costs of such plans.

2.21      Tax Matters. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties or condition (financial or otherwise) of the Company. None of the Company’s tax returns have ever been audited by any governmental authorities. The Company has withheld or collected from each payment made to its employees the amount of all taxes (including without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.22      Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has obtained term life insurance payable to the Company on the lives of Stephen Quake and Gajus Worthington in the amount of $500,000. The Company has in full force and effect directors and officers liability insurance, covering all of its directors, with aggregate coverage in the amount of $2,000,000.

2.23      Corporate Documents. The Restated Certificate and bylaws of the Company are in the form made available to the Purchasers. The copy of the minute books of the Company made available to the Purchasers’ counsel contains true and correct minutes of all meetings of directors (including any committees thereof) and stockholders and all actions by written consent taken without a meeting by the directors and stockholders since January 1, 2007.

2.24      Disclosure. The Company has fully provided each Purchaser with all the information which such Purchaser has requested in connection with the purchase of the Shares hereunder, as well as all information which the Company in its judgment believes is reasonably necessary to enable such Purchaser to make a decision as to whether to invest in the Company. Neither this Agreement with the exhibits hereto, nor any other statements, certificates or documents made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

2.25      Offering. Subject in part to the truth and accuracy of each Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Shares and the Conversion Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and from the registration or qualification requirements of applicable state securities laws or blue sky laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.26      Returns and Complaints. The Company has not received customer complaints concerning alleged defects in the design of its products that, if true, would have, individually or in the aggregate, a material adverse effect on its business, properties, or financial condition.

3.        Representations and Warranties of the Purchasers. Each Purchaser, individually and not jointly, hereby represents and warrants as of the Closing Date that:

3.1        Experience. Such Purchaser is experienced in evaluating start-up companies such as the Company, is able to evaluate and represent its own interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s prospective investment in the Company, and has the ability to bear the economic risks of its investment.

3.2        Investment. Such Purchaser is acquiring the Shares and the Conversion Shares, for investment for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares and the Conversion Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares or the Conversion Shares, other than a transfer not involving a change of beneficial ownership. Such Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Securities Act.

3.3        Rule 144. Such Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Purchaser covenants that, in the absence of an effective registration statement covering the stock in question, such Purchaser will sell, transfer, or otherwise dispose of the Shares or the Conversion Shares only in a manner consistent with applicable securities laws and such Purchaser’s representations and covenants set forth in this Section 3. In connection therewith, such Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

3.4        Legends. Purchaser understands and acknowledges that the certificates evidencing its Shares and the Conversion Shares will be imprinted with legends in the form set forth in Section 1.3 of the Investor Rights Agreement.

3.5        No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Shares or the Conversion Shares.

3.6        Access to Data. Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.7        Authorization. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to: (a) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (c) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

3.8        Accredited Investor. Such Purchaser acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The principal address of such Purchaser is as set forth on the Schedule of Purchasers.

3.9        Public Solicitation. Purchaser knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Shares.

3.10      Tax Advisors. Purchaser has reviewed with Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.11      Purchaser Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with Purchaser’s own legal counsel. Each Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

3.12      Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar changes in connection with this Agreement.

3.13      Non-United States Persons. If Purchaser is not a United States person, such Purchaser hereby represents that such Purchaser is satisfied as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares and the Conversion Shares or any use of this Agreement, the Investor Rights Agreement and the Voting Agreement, including (a) the legal requirements within such Purchaser’s jurisdiction for the purchase of Shares and the Conversion Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such Purchaser’s subscription and payment for, and such Purchaser’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

4.        Conditions of Purchaser’s Obligations at Closing. The obligations of each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:

4.1        Amendment of Notes and Warrants. The Company and the holders of more than 50% of the aggregate outstanding principal amount of the Notes shall have executed an amendment to the Notes and related warrants (the “Warrants”), pursuant to which, upon the Initial Closing, the outstanding principal amount of each Note and all accrued and unpaid interest thereon will automatically convert into shares of Series E Preferred at a conversion price per share equal to the Purchase Price in accordance with the terms of this Agreement, and the Warrants will become exercisable for shares of Series E Preferred at the Purchase Price.

4.2        Minimum Cash Investment. At least $7.5 million of the Purchase Price to be paid for the Shares sold at the Initial Closing shall consist of cash or wire transfers of immediately available funds.

4.3        Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.4        Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5        Compliance Certificate. The President of the Company shall deliver to each Purchaser at the Closing a certificate stating that the conditions specified in Sections 4.3 and 4.4 have been fulfilled and stating that as of the Closing there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company.

4.6        Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

4.7        Opinion of Company Counsel. Each Purchaser in the Initial Closing shall have received from WSGR, counsel for the Company, an opinion, dated as of the Initial Closing, in the form attached hereto as Exhibit E.

4.8        Investor Rights Agreement. The Company and each Purchaser shall have entered into the Investor Rights Agreement.

4.9        Restated Certificate. The Restated Certificate shall have been accepted for filing by the Delaware Secretary of State and shall be in full force and effect as of the Closing Date.

4.10      Corporate Proceedings; Waivers and Consents. All corporate and other proceedings to be taken and all waivers, consents and permits necessary or appropriate for the consummation of the transactions contemplated by this Agreement will have been taken or obtained.

4.11      Sublicense Agreement. Solely with respect to the obligations of Artemis Health, Inc. (“Artemis”) as a Purchaser under this Agreement, the Company shall have executed and delivered to Artemis a sublicense agreement with Artemis in form and substance satisfactory to Artemis. The condition set forth in this Section 4.11 shall apply only to the obligations of Artemis under this Agreement and not to the other Purchasers and this condition may be amended or waived solely by written instrument signed by both Artemis and the Company.

5.        Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Purchaser:

5.1        Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2        Payment of Purchase Price. Each Purchaser shall have delivered the purchase price to the Company against delivery of the Shares by the Company to such Purchaser, as set forth in Section 1.4 and subject to Section 1.5.

5.3        Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

5.4        Investor Rights Agreements. The Company and each Purchaser shall have entered into the Investor Rights Agreement.

5.5        Restated Certificate. The Restated Certificate shall have been accepted for filing by the Delaware Secretary of State and shall be in full force and effect as of the Closing Date.

5.6        Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

6.        Miscellaneous.

6.1        Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of San Mateo County, California, with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

6.2        Indemnification. The Company shall indemnify, defend and hold each Purchaser harmless against all liability, loss or damage (collectively, “Losses” and individually, a “Loss”) arising from any litigation, proceeding or dispute arising from such Purchaser’s status as a stockholder of the Company other than Losses arising from such Purchaser’s gross negligence or willful misconduct, provided that such indemnification shall apply only to litigation, proceedings or disputes arising prior to the Company’s Initial Public Offering (as defined in the Investor Rights Agreement) and the Company’s obligation to indemnify any Purchaser shall be limited in amount to the amount paid by such Purchaser for the purchase of such Purchaser’s Shares as set forth on Exhibit A. The foregoing indemnity is not intended to supersede or replace the indemnification obligations of the parties set forth in Section 1.10 of the Investor Rights Agreement nor shall it be construed to limit any other rights and remedies of the Purchasers under this Agreement or any other indemnification to which such Purchaser may be entitled under any other agreement of the Company. The foregoing indemnification rights are transferable only to Affiliates (as defined in the Investor Rights Agreement) of a Purchaser.

6.3        Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser or the Company and the Closing of the transactions contemplated hereby; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

6.4        Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of a Purchaser to purchase Shares at the Closing shall not be assignable without the consent of the Company.

6.5        Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof relating to the purchase of the Shares. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the holder or holders of greater than fifty percent (50%) of the then-outstanding Shares or the Conversion Shares. Notwithstanding the foregoing, (i) Section 4.11 of this Agreement may only be amended, waived, discharged or terminated by written instrument signed by both the Company and Artemis, and (ii) any additional purchaser pursuant to Section 1.3 may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed a Purchaser hereunder. The parties agree that the Schedule of Purchasers attached hereto as Exhibit A shall be updated automatically without any formal amendment to reflect the addition of any such additional Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.6        Notices, Etc. All notices and other communications required or permitted hereunder, shall be in writing and shall be personally delivered, sent by facsimile, mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by a nationally recognized overnight courier, addressed (a) if to a Purchaser, at such Purchaser’s address or facsimile number set forth on the Schedule of Purchasers, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address or facsimile number set forth on the signature page to this Agreement addressed to the attention of the Corporate Secretary, or at such other address or facsimile number as the Company shall have furnished to the Purchasers. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of a commercial overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

6.7        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

6.8        California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.9        Finder’s Fee. The Company and each Purchaser shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Purchasers, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

6.10      Expenses. The Company and each Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, provided, however, that if a Closing is effected, the Company shall reimburse the reasonable documented fees of one counsel for the Purchasers, such amount not to exceed $25,000, by wire transfer at such Closing.

6.11      Waiver of Conflict. Each of the Purchasers and the Company acknowledges that WSGR may have represented and may currently represent Purchasers. In the course of such representation, WSGR may have come into possession of confidential information relating to such Purchasers. Each of the Purchasers and the Company acknowledges that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Purchasers and the Company hereby waives any actual or potential conflict of interest that may arise in this financing as a result of WSGR’s representation of such persons or entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Purchasers and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

6.12      Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.13      Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

6.14      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.15      Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Purchaser), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company.

6.16      Like Treatment of Holders. The Company shall not directly or indirectly pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemption or exchange of Preferred Stock, or otherwise to any holder of Preferred Stock for or as inducement to, any consent, waiver or amendment of any term or provision of the Preferred Stock, this Agreement or the Investor Rights Agreement unless equivalent consideration is offered on equivalent terms and conditions to all Purchasers of Preferred Stock under this Agreement bound by such consent, waiver or amendment.

6.17      Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

*****

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
FLUIDIGM CORPORATION

	By:	/s/ Gajus V. Worthington
Gajus V. Worthington,
President and Chief Executive Officer

Address:

7000 Shoreline Court, Suite 100
South San Francisco, CA 94080

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ARTEMIS HEALTH, INC. a Delaware Corporation

	By:	/s/ Phyllis Whiteley

	Name:	Phyllis Whiteley

	Title:	Chief Executive Officer

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	EUCLIDSR PARTNERS, L.P.

	By:	EuclidSR Associates, L.P., its General Partner

	By:	/s/ Raymond J. Whitaker

	Name:	Raymond J. Whitaker

	Title:	General Partner

EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P.

	By:	EuclidSR Biotechnology Associates, L.P., its General Partner

	By:	/s/ Raymond J. Whitaker

	Name:	Raymond J. Whitaker

	Title:	General Partner

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	INTERWEST PARTNERS VII, L.P.

	By:	InterWest Management Partners VII, LLC, its General Partner

	By:	/s/ Michael Sweeney

	Name:	Michael Sweeney

	Title:	As agent for the general partner

INTERWEST INVESTORS VII, L.P.

	By:	InterWest Management Partners VII, LLC, its General Partner

	By:	/s/ Michael Sweeney

	Name:	Michael Sweeney

	Title:	As agent for the general partner

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	VERSANT AFFILIATES FUND 1-A, L.P.
VERSANT AFFILIATES FUND 1-B, L.P.
VERSANT SIDE FUND I, L.P.
VERSANT VENTURE CAPITAL I, L.P.

	By:	Versant Ventures I, LLC its General Partner

	By:	/s/ Samuel D. Colella

	Name:	Samuel D. Colella

	Title:	Managing Director

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

	By:	/s/ Chu Swee Yeok

	Name:	Chu Swee Yeok

	Title:	Director

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	WS INVESTMENT COMPANY, LLC (2009A)

	By:	/s/ James A. Terranova

Name:

Title:

WS INVESTMENT COMPANY, LLC (2009C)

	By:	/s/ James A. Terranova

Name:

Title:

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ALLOY VENTURES 2005, L.P.

	By:	Alloy Ventures 2005, LLC its General Partner

	By:	/s/ Craig C. Taylor

	Name:	Craig C. Taylor

	Title:	Managing Member of Alloy Ventures 2005 LLC Managing Member of Alloy Ventures 2005, L.P.

ALLOY VENTURES 2002, L.P.
ALLOY PARTNERS 2002, L.P.

	By:	Alloy Ventures 2002, LLC its General Partner

	By:	/s/ Craig C. Taylor

	Name:	Craig C. Taylor

	Title:	Managing Member of Alloy Ventures 2002 LLC Managing Member of Alloy Partners 2002, L.P. and Alloy Ventures 2002, L.P.

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Bruce Burrows
BRUCE BURROWS

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ROBERT F. KORNEGAY, JR. REVOCABLE TRUST U/D/T DATED MAY 27, 2004, ROBERT F. KORNEGAY, JR., TRUSTEE

	By:	/s/ Robert F. Kornegay

	Name:	Robert F. Kornegay

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ALLIANCEBERNSTEIN VENTURE FUND I, L.P.

	By:	AllianceBernstein ESG Venture Management, L.P., its general partner

	By:	AllianceBernstein Global Derivatives Corporation, its general partner

By:	/s/ Mona Bhalla

Name:	Mona Bhalla

Title:	Vice President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	SIGHTLINE HEALTHCARE FUND III, L.P.

	By:	/s/ Maureen Harder

	Name:	Maureen Harder

	Title:	Managing Director

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	CROSS CREEK CAPITAL, L.P.

	By:	Cross Creek Capital GP, L.P., its Sole General Partner

	By:	Cross Creek Capital, LLC, its Sole General Partner

	By:	Wasatch Advisors, Inc., its Sole Member

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

	By:	Cross Creek Capital GP, L.P., its Sole General Partner

	By:	Cross Creek Capital, LLC, its Sole General Partner

	By:	Wasatch Advisors, Inc., its Sole Member

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	WASATCH FUNDS, INC.
Wasatch Small Cap Growth Fund

	By:	Wasatch Advisors, Inc., its Investment Adviser

	By:	/s/ Daniel Thurber

	Name:	Daniel Thurber

	Title:	Vice President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	SMALLCAP WORLD FUND, INC.

	By:	Capital Research and Management Company, its investment adviser

	By:	/s/ Michael J. Downer

	Name:	Michael J. Downer

	Title:	Senior Vice President and Secretary

Approved for Signature by CRMC Legal Dept.	L2C

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	IN-Q-TEL, INC.

	By:	/s/ Matt Strottman

	Name:	Matt Strottman

	Title:	CFO

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	LEERINK SWANN HOLDINGS, LLC

	By:	/s/ [Illegible]

Name:

Title:

LEERINK SWANN CO-INVESTMENT FUND, LLC

	By:	/s/ Joseph R. Gentile

	Name:	Joseph R. Gentile

	Title:	Management & Committee Member

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	TECHNOGEN LIQUIDATING TRUST

	By:	/s/ Isaac Stein

	Name:	Isaac Stein

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	MARKWELL PARTNERS

	By:	/s/ [Illegible]

	Name:	[Illegible]

	Title:	Managing Partner

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	KILEY REVOCABLE TRUST

	By:	/s/ Thomas D. Kiley

	Name:	Thomas D. Kiley

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	STANLEY D. HAYDEN, AND HIS SUCCESSOR(S), AS THE TRUSTEE OF THE STANLEY D. HAYDEN FAMILY TRUST

	By:	/s/ Stanley D. Hayden

	Name:	Stanley D. Hayden

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	J.F. SHEA CO., INC. AS NOMINEE 1999-114

	By:	/s/ Ronald L. Lakey

	Name:	Ronald L. Lakey

	Title:	Vice President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Fredrick Stern
FREDRICK STERN

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ George S. Taylor
GEORGE S. TAYLOR

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ James W. Larrick M.D.
JAMES W. LARRICK M.D.

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Stephen L. Parry
STEPHEN L. PARRY

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Thomas J. Parry
THOMAS J. PARRY

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Peter B. Dervan
PETER B. DERVAN

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ John M. Harland
JOHN M. HARLAND

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Matthew Frank
MATTHEW FRANK

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Alejandro Berenstein M.D.
ALEJANDRO BERENSTEIN M.D.

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Patrick Tenney
PATRICK TENNEY

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Herbert L. Heyneker
HERBERT L. HEYNEKER

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	STEPHEN J. WEISS AND URSULA G. WEISS, TRUSTEES OF THE WEISS FAMILY TRUST 1996 TRUST

	By:	/s/ Stephen J. Weiss

	Name:	Stephen J. Weiss

	Title:	Trustee

/s/ Stephen J. Weiss
STEPHEN J. WEISS

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Paul Machle
PAUL MACHLE

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Fred St. Goar
FRED ST. GOAR

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Gary R. Bang
GARY R. BANG

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Michael H. McKay
MICHAEL H. MCKAY

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Alfred J. Mandel
ALFRED J. MANDEL

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Peter S. Heinecke
PETER S. HEINECKE

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Pauline van Ysendoorn
PAULINE VAN YSENDOORN

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ Erik Van Der Burg
ERIK VAN DER BURG

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	CLARK-BOYD FAMILY TRUST

	By:	/s/ Kenneth A. Clark

Name:

Title:

Kenneth A. Clark
KENNETH A. CLARK

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ANALIZA, INC.

	By:	/s/ Arnon Chait

	Name:	Arnon Chait

	Title:	President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

/s/ John E. Strobeck PhD M.D.
JOHN E. STROBECK PHD M.D.

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ADVISORY TRUST COMPANY OF DELAWARE, CUSTODIAN FOR SANDRA KAY ROTH IRA

	By:	/s/ Ramona Cisneros

	Name:	Ramona Cisneros

	Title:	Trust Administrator

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	NR07, LLC

	By:	/s/ Sumner Rosenberg

	Name:	Sumner Rosenberg

	Title:	Manager

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	TTC FUND I, LLC

	By:	/s/ Philip H. Albert

	Name:	Philip H. Albert

Title:

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ERIK T. ENGELSON, TRUSTEE OF THE ERIK T. ENGELSON TRUST UTD DATED MARCH 29, 2000

	By:	/s/ Erik T. Engelson

	Name:	Erik T. Engelson

	Title:	Trustee

ERIK T. ENGELSON, TRUSTEE OF THE ELISABETH NORTH KUECHLER ENGELSON TRUST UTA DATED JANUARY 17, 2001

	By:	/s/ Erik T. Engelson

	Name:	Erik T. Engelson

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH, TRUSTEES OR THEIR SUCCESSOR(S) OF THE ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH FAMILY TRUST DATED NOVEMBER 19, 1997

	By:	/s/ Robert McCulloch

	Name:	Robert McCulloch

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	ADVISORY TRUST COMPANY OF DELAWARE, CUSTODIAN FOR FRANK RUDERMAN ROTH IRA

	By:	/s/ Ramona Cisneros

	Name:	Ramona Cisneros

	Title:	Trust Administrator

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	THE CONDON FAMILY TRUST

	By:	/s/ Thomas J. Condon

	Name:	Thomas J. Condon

	Title:	TTE

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	HEALTH CARE ADMINISTRATION COMPANY

	By:	/s/ Gary L. Bowers

	Name:	Gary L. Bowers

	Title:	President

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	GLAXOSMITHKLINE LLC

	By:	/s/ William J. Mosher

	Name:	William J. Mosher

	Title:	Vice President & Secretary

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	BURWEN FAMILY TRUST U/D/T DATED 9/30/88

	By:	/s/ David M. Burwen

	Name:	David M. Burwen

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	MICHAEL J. REARDON TRUST AGREEMENT DATED JUNE 5, 1996

	By:	/s/ Michael J. Reardon

	Name:	Michael J. Reardon

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	HENRY P. MASSEY, JR. TTEE MASSEY FAMILY TRUST U/A DTD 7/06/88

	By:	/s/ Henry P. Massey, Jr.

	Name:	Henry P. Massey, Jr.

	Title:	Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	THE V FOUNDATION FOR CANCER RESEARCH

	By:	/s/ Nick Valvano

	Name:	Nick Valvano

	Title:	CEO

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	LEO J. PARRY, JR. AND ROBERTA J. PARRY TTEES PARRY FAMILY REVOCABLE TRUST DTD 01/22/97

	By:	/s/ Leo J. Parry, Jr. and Roberta J. Parry

	Name:	Leo J. Parry, Jr. and Roberta J. Parry

	Title:	Trustees

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	WILLIAM S. BROWN AND BARBARA G. BROWN, OR THEIR SUCCESSORS, AS TRUSTEES OF THE BROWN FRT DTD 3/10/99

	By:	/s/ William S. Brown

	Name:	William S. Brown

	Title:	Co-Trustee

	By:	/s/ Barbara G. Brown

	Name:	Barbara G. Brown

	Title:	Co-Trustee

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:	2008 STEPHEN RONALD QUAKE AND ATHINA PEIOU-QUAKE REVOCABLE TRUST DATED AUGUST 14, 2008

	By:	/s/ Stephen Quake

	Name:	Stephen Quake

Title:

[Signature page to Series E Preferred Stock Purchase Agreement – November 2009]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
ARTEMIS HEALTH, INC. Address for all notices: 1531 Industrial Road San Carlos, CA 94070 Attn: Richard Rava	535,714	$7,499,996.00	—	$7,499,996.00
ALLIANCEBERNSTEIN VENTURE FUND I, L.P. Address for all notices: AllianceBernstein ESG Venture Management, L.P. 1345 Avenue of the Americas New York, NY 10105 Attn: Greg Raskin	17,590	—	$246,260.00	$246,260.00
ALLOY PARTNERS 2002, L.P. Address for all notices: Alloy Ventures 400 Hamilton Avenue 4th Floor Palo Alto, CA 94301 Attn: Michael W. Hunkapiller	657	—	$9,198.00	$9,198.00
ALLOY VENTURES 2002, L.P. Address for all notices: Alloy Ventures 400 Hamilton Avenue 4th Floor Palo Alto, CA 94301 Attn: Michael W. Hunkapiller	24,356	—	$340,984.00	$340,984.00
ALLOY VENTURES 2005, L.P. Address for all notices: Alloy Ventures 400 Hamilton Avenue 4th Floor Palo Alto, CA 94301 Attn: Michael W. Hunkapiller	25,013	—	$350,182.00	$350,182.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD Address for all notices: c/o Economic Development Board (EDB) Biomedical Sciences Group 250 North Bridge Road #20-02 Raffles City Tower Singapore 179101 Attn: Laura Chang With a copy to: Mun Yew Wong 250A Twin Dolphin Drive Redwood City, CA 94065	120,743	—	$1,690,402.00	$1,690,402.00
BRUCE BURROWS Address for all notices: P.O. Box 802948 Santa Clarita, CA 91380-2948	48,213	—	$674,982.00	$674,982.00
EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P. Address for all notices: EuclidSR Partners 45 Rockefeller Plaza Suite 1410 New York, NY 10111 Attn: Raymond Whitaker	32,829	—	$459,606.00	$459,606.00
EUCLIDSR PARTNERS, L.P. Address for all notices: EuclidSR Partners 45 Rockefeller Plaza Suite 1410 New York, NY 10111 Attn: Raymond Whitaker	32,829	—	$459,606.00	$459,606.00
INTERWEST PARTNERS VII, L. P. Address for all notices: 2710 Sand Hill Road Second Floor Menlo Park, CA 94025 Attn: Michael Sweeney	48,306	—	$676,284.00	$676,284.00
INTERWEST INVESTORS VII, L.P. Address for all notices: 2710 Sand Hill Road Second Floor Menlo Park, CA 94025 Attn: Michael Sweeney	2,313	—	$32,382.00	$32,382.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
IN-Q-TEL, INC. Address for all notices: 2107 Wilson Blvd. Suite 1100 Arlington, VA 22201 Attn: Brian Smith	3,770	—	$52,780.00	$52,780.00
FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND Address for all notices: Fidelity Investments 82 Devonshire Street Suite V13H Boston, MA 02109 Attn: Andrew Boyd	6,448	—	$90,272.00	$90,272.00
FIDELITY CONTRAFUND: FIDELITY CONTRAFUND Address for all notices: Fidelity Investments 82 Devonshire Street Suite V13H Boston, MA 02109 Attn: Andrew Boyd	58,835	—	$823,690.00	$823,690.00
VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO Address for all notices: Fidelity Investments 82 Devonshire Street Suite V13H Boston, MA 02109 Attn: Andrew Boyd	18,481	—	$258,734.00	$258,734.00
SMALLCAP WORLD FUND, INC. Address for all notices: c/o Capital Research and Management Co. 333 S. Hope Street, 55th Floor Los Angeles, CA 90071 Attn: Walt Burkley	58,685	—	$821,590.00	$821,590.00
VERSANT AFFILIATES FUND 1-A, L.P. Address for all notices: 3000 Sand Hill Road Bldg. 4, Suite 210 Menlo Park, CA 94025 Attn: Samuel Colella	1,322	—	$18,508.00	$18,508.00
VERSANT AFFILIATES FUND 1-B, L.P. Address for all notices: 3000 Sand Hill Road Bldg. 4, Suite 210 Menlo Park, CA 94025 Attn: Samuel Colella	3,902	—	$54,628.00	$54,628.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
VERSANT SIDE FUND I, L.P. Address for all notices: 3000 Sand Hill Road Bldg. 4, Suite 210 Menlo Park, CA 94025 Attn: Samuel Colella	1,503	—	$21,042.00	$21,042.00
VERSANT VENTURE CAPITAL I, L.P. Address for all notices: 3000 Sand Hill Road Bldg. 4, Suite 210 Menlo Park, CA 94025 Attn: Samuel Colella	72,079	—	$1,009,106.00	$1,009,106.00
LEHMAN BROTHERS HEALTHCARE VENTURE CAPITAL, L.P. Address for all notices: 1271 Sixth Avenue 4th Floor New York, NY 10020 Attn: Faruk K. Amin	12,376	—	$173,264.00	$173,264.00
LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P. Address for all notices: 1271 Sixth Avenue 4th Floor New York, NY 10020 Attn: Faruk K. Amin	2,768	—	$38,752.00	$38,752.00
LEHMAN BROTHERS P.A., LLC Address for all notices: 1271 Sixth Avenue 4th Floor New York, NY 10020 Attn: Faruk K. Amin	23,689	—	$331,646.00	$331,646.00
LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P. Address for all notices: 1271 Sixth Avenue 4th Floor New York, NY 10020 Attn: Faruk K. Amin	10,673	—	$149,422.00	$149,422.00
LILLY BIOVENTURES, ELI LILLY & COMPANY Address for all notices: Lilly Ventures 115 W. Washington Suite 1680 Indianapolis, 46204 Attn: Ed Torres	27,846	—	$389,844.00	$389,844.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
CROSS CREEK EMPLOYEES’ FUND, L.P. Address for all notices: 150 Social Hall Avenue 4th Floor Salt Lake City, UT 84111 Attn: Karey Barker	749	—	$10,486.00	$10,486.00
CROSS CREEK CAPITAL, L.P. Address for all notices: 150 Social Hall Avenue 4th Floor Salt Lake City, UT 84111 Attn: Karey Barker	7,627	—	$106,778.00	$106,778.00
WASATCH FUNDS, INC. Address for all notices: 150 Social Hall Avenue 4th Floor Salt Lake City, UT 84111 Attn: Karey Barker	8,376	—	$117,264.00	$117,264.00
INVUS, L.P. Address for all notices: The Invus Group, LLC 750 Lexington Avenue 30th Floor New York, NY 10022 Attn: Philippe Amouyal	23,933	—	$335,062.00	$335,062.00
SIGHTLINE HEALTHCARE FUND III, L.P. Address for all notices: 50 S. Sixth Street, Suite 1390 Minneapolis, MN 55402 Attn: Buzz Benson	18,164	—	$254,296.00	$254,296.00
GENERAL ELECTRIC CAPITAL CORPORATION Address for all notices: 500 W. Monroe 14th Floor Chicago, IL 60661 Attn: Brent Shepherd	11,841	—	$165,774.00	$165,774.00
TECHNOGEN LIQUIDATING TRUST Address for all notices: 61 Monte Vista Avenue Atherton, CA 94027 Attn: Isaac Stein	5,270	—	$73,780.00	$73,780.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
ABT HOLDING COMPANY Address for all notices: 3201 Carnegie Avenue Cleveland, OH 44115-2634 Attn: Laura Campbell	998	—	$13,972.00	$13,972.00
OCULUS PHARMACEUTICALS, INC. Address for all notices: 3201 Carnegie Avenue Cleveland, OH 44115-2634 Attn: Laura Campbell	1,363	—	$19,082.00	$19,082.00
KILEY REVOCABLE TRUST Address for all notices: 986 Baileyana Road Hillsborough, CA 94010 Attn: Thomas D. Kiley	1,920	—	$26,880.00	$26,880.00
HEALTH CARE ADMINISTRATION COMPANY Address for all notices: 845 Proton Road San Antonio, TX 78258 Attn: Gary Bowers	1,195	—	$16,730.00	$16,730.00
JACARANDA PARTNERS Address for all notices: 427 South Marengo Avenue Bungalow No. 3 Pasadena, CA 91101 Attn: Michael Dooling	913	—	$12,782.00	$12,782.00
BURWEN FAMILY TRUST U/D/T DATED 9/30/08 Address for all notices: 1114 Blue Lake Square Mountain View, CA 94040 Attn: David M. Burwen	781	—	$10,934.00	$10,934.00
THE V FOUNDATION FOR CANCER RESEARCH Address for all notices: 3106 Towerview Court Cary, NC 27513 Attn: Nick Valvano	323	—	$4,522.00	$4,522.00
JOHN M. HARLAND Address for all notices: 25 Woodmill Drive Redwood City, CA 94061	591	—	$8,274.00	$8,274.00
HEATH LUKATCH Address for all notices: 303 Grandview Drive Woodside, CA 94062-4386	332	—	$4,648.00	$4,648.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
DWAYNE HARDY Address for all notices: 5005 Citadel Court Granite Bay, CA 95746	369	—	$5,166.00	$5,166.00
PATRICK TENNEY Address for all notices: 20 Turtle Rock Court Tiburon, CA 94920	3,694	—	$51,716.00	$51,716.00
HERBERT L. HEYNEKER Address for all notices: 2244 Steiner Street San Francisco, CA 94115	207	—	$2,898.00	$2,898.00
STEPHEN J. WEISS Address for all notices: 101 Ash Court Los Gatos, CA 95032	58	—	$812.00	$812.00
STEPHEN J. WEISS AND URSULA G. WEISS, TRUSTEES OF THE WEISS FAMILY 1996 TRUST Address for all notices: 101 Ash Court Los Gatos, CA 95032 Attn: Stephen J. Weiss	134	—	$1,876.00	$1,876.00
BRADFORD S. GOODWIN AND CATHY W. GOODWIN AS TRUSTEES OF THE GOODWIN FAMILY TRUST U/A/D 7/30/97 Address for all notices: 216 Amherst Avenue San Mateo , CA 94402 Attn: Brad Goodwin	369	—	$5,166.00	$5,166.00
ERIK T. ENGELSON, TRUSTEE OF THE ERIK T. ENGELSON TRUST U/T/D DATED MARCH 29, 2000 Address for all notices: The Foundry 199 Jefferson Drive Menlo Park, CA 94025 Attn: Erik T. Engelson	591	—	$8,274.00	$8,274.00
ERIK T. ENGELSON, TRUSTEE OF THE ELISABETH NORTH KUECHLER ENGELSON TRUST UTA DATED JANUARY 17, 2001 Address for all notices: The Foundry 199 Jefferson Drive Menlo Park, CA 94025 Attn: Erik T. Engelson	295	—	$4,130.00	$4,130.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
PAUL MACHLE Address for all notices: 1048 Monterey Blvd. San Francisco, CA 94127	175	—	$2,450.00	$2,450.00
PETER S. HEINECKE Address for all notices: 30 Hill Street San Francisco, CA 94110	86	—	$1,204.00	$1,204.00
ROBERT F. KORNEGAY, JR. REVOCABLE TRUST U/D/T DATED MAY 27, 2004, ROBERT F. KORNEGAY, JR. TRUSTEE Address for all notices: 650 Page Mill Road Palo Alto, CA 94304 Attn: Robert F. Kornegay, Jr.	73	—	$1,022.00	$1,022.00
ERIK VAN DER BURG Address for all notices: 16417 Peacock Lane Los Gatos, CA 95032	46	—	$644.00	$644.00
TIMOTHY P. LYNCH Address for all notices: 1422 NW 1st Street Bend, OR 97701	7,388	—	$103,432.00	$103,432.00
FRED ST. GOAR Address for all notices: 800 Ringwood Avenue Menlo Park, CA 94025	121	—	$1,694.00	$1,694.00
MICHAEL MCKAY Address for all notices: 536 Walnut Street Newton, MA 02460	103	—	$1,442.00	$1,442.00
J.F. SHEA CO., INC., A NOMINEE 1999-114 Address for all notices: 655 Brea Canyon Road Walnut, CA 91789 Attn: Victoria Petrosian	1,481	—	$20,734.00	$20,734.00
WILLIAM S. BROWN AND BARBARA G. BROWN, OR THEIR SUCCESSORS, AS TRUSTEES OF THE BROWN FRT DTD 3/10/99 Address for all notices: P.O. Box 392 Murphys, CA 95247-0392	389	—	$5,446.00	$5,446.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
NR07, LLC Address for all notices: c/o Ballard Spahr LLP 999 Peachtree Street Suite 1000 Atlanta, GA 30309 Attn: Sumner Rosenberg	259	—	$3,626.00	$3,626.00
TTC FUND I, LLC Address for all notices: c/o Townsend & Townsend & Crew, LLP 379 Lytton Avenue Palo Alto, CA 94301-1479 Attn: Philip H. Albert	233	—	$3,262.00	$3,262.00
PAT AND BETSY COLLINS REVOCABLE TRUST Address for all notices: 500 Newport Center Drive #910 Newport Beach, CA 92660	1,634	—	$22,876.00	$22,876.00
ALEJANDRO BERENSTEIN, M.D. Address for all notices: 15 Central Park West #16G New York, NY 10023	239	—	$3,346.00	$3,346.00
MARKWELL PARTNERS Address for all notices: c/o Professor Daniel Markovit Yale Law School P.O. Box 208215 New Haven, CT 06520-8215	2,426	—	$33,964.00	$33,964.00
DAVID SCOTT FRAMPTON AND GAJA ROBERTA FRAMPTON, AS TRUSTEES OF THE FRAMPTON FAMILY TRUST DTD 4/25/03 Address for all notices: 147 Carmel Way Portola Valley, CA 94028 Attn: David Frampton	2,059	—	$28,826.00	$28,826.00
LEERINK SWANN CO-INVESTMENT FUND, LLC Address for all notices: One Federal Street 37th Floor Boston, MA 02110 Attn: Donald Notman and Jessica Glick	1,055	—	$14,770.00	$14,770.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
LEERINK SWANN HOLDINGS, LLC Address for all notices: One Federal Street 37th Floor Boston, MA 02110 Attn: Jessica Glick	837	—	$11,718.00	$11,718.00
STANLEY D. HAYDEN, AND HIS SUCCESSOR(S), AS THE TRUSTEE OF THE STANLEY D. HAYDEN FAMILY TRUST Address for all notices: 110 W. Las Tunas Drive Suite A San Gabriel, CA 91776 Attn: Stanley D. Hayden	1,634	—	$22,876.00	$22,876.00
JONATHAN S. HOOT AND ANDREA T. HOOT, TRUSTEES OF THE HOOT FAMILY REVOCABLE TRUST DTD 3/16/99 Address for all notices: 567 24th Street Hermosa Beach, CA 90254 Attn: Jonathan Hoot	481	—	$6,734.00	$6,734.00
EDWARD R. LEMOURE Address for all notices: 16425 Collins Avenue Sunny Isles Beach, FL 33140	1,368	—	$19,152.00	$19,152.00
THE CONDON FAMILY TRUST Address for all notices: 850 Holladay Road San Marino, CA 91108 Attn: Thomas J. Condon and Julie Condon	1,353	—	$18,942.00	$18,942.00
FREDRICK STERN Address for all notices: 5068 Shirley Avenue Tarzana, CA 91356	950	—	$13,300.00	$13,300.00
NEWMAN FAMILY INVESTMENT PARTNERSHIP Address for all notices: 1852 Westview Road Charlottesville, VA 22903 Attn: Robert Newman	873	—	$12,222.00	$12,222.00
MICHAEL J. REARDON TRUST AGREEMENT DATED JUNE 5, 1996 Address for all notices: 1915 Windridge Drive Lake Forest, IL 60045	779	—	$10,906.00	$10,906.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
JOHN E. STOBECK, PHD, M.D. Address for all notices: 16 Normandy Court Ho-Ho-Kus, NJ 07423-1217	779	—	$10,906.00	$10,906.00
GEORGE S. TAYLOR Address for all notices: 476 Border Hill Road Los Altos, CA 94024	572	—	$8,008.00	$8,008.00
FERGUSON/EGAN FAMILY TRUST DATED 6/28/99 Address for all notices: 2455 Summit Drive Hillsborough, CA 94010 Attn: Rodney A. Ferguson	562	—	$7,868.00	$7,868.00
WILLIAM L. CATON III, M.D. Address for all notices: 630 S. Raymond Avenue Unit 330 Pasadena, CA 91105-3206 Attn: Cathy Caton	508	—	$7,112.00	$7,112.00
JAMES W. LARRICK, M.D. Address for all notices: 1230 Bordeaux Drive Sunnyvale, CA 94089	481	—	$6,734.00	$6,734.00
HENRY P. MASSEY, JR., TRUSTEE OF THE MASSEY FAMILY TRUST UDT DATED JULY 6, 1988 Address for all notices: 27741 Via Cero Gordo Los Altos Hills, CA 94027 Attn: Henry P. Massey	738	—	$10,332.00	$10,332.00
LEO J. PARRY, JR. AND ROBERTA J. PARRY, TTEES PARRY FAMILY REVOCABLE TRUST DTD 01/22/97 Address for all notices: 9967 Mangos Drive San Ramon, CA 94583	259	—	$3,626.00	$3,626.00
STEPHEN L. PARRY Address for all notices: 1508 Whispering Oak Way Pleasanton, CA 94566	389	—	$5,446.00	$5,446.00
THOMAS J. PARRY Address for all notices: 25151 Canyon Oaks Court Castro Valley, CA 94552	389	—	$5,446.00	$5,446.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
PETER B. DERVAN Address for all notices: 1235 St. Albans Road San Marino, CA 91108	335	—	$4,690.00	$4,690.00
MATTHEW FRANK Address for all notices: 2995 Woodside Road Suite 400 Woodside, CA 94062	266	—	$3,724.00	$3,724.00
RHETT E. BROWN Address for all notices: 205 E. 76th Street Apt. 7 New York, NY 10021	167	—	$2,338.00	$2,338.00
ALLAN MAY, TRUSTEE INTERVIVOS TRUST DATED 5/14/91 Address for all notices: 455 Woodside Road Woodside, CA 94062	134	—	$1,876.00	$1,876.00
ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH, TRUSTEE OR THEIR SUCCESSOR(S) OF THE ROBERT D. MCCULLOCH AND KATHLEEN M. MCCULLOCH FAMILY TRUST DATED NOVEMBER 19, 1997 Address for all notices: 21324 Dexter Drive Cupertino, CA 95014	147	—	$2,058.00	$2,058.00
GARY R. BANG Address for all notices: P.O. Box 1925 Carmel, CA 93921	119	—	$1,666.00	$1,666.00
PAULINE VAN YSENDOORN Address for all notices: 132 Locust Street San Francisco, CA 94118	85	—	$1,190.00	$1,190.00
ADVISORY TRUST COMPANY OF DELAWARE, CUSTODIAN FOR SANDRA KAY ROTH IRA Address for all notices: 15 W. Santa Inez San Mateo, CA 94402 Copies to: Advisory Trust Company P.O. Box 52129 Phoenix, AZ 85017-2129 Attn: Ramona Cisneros	64	—	$896.00	$896.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
ADVISORY TRUST COMPANY OF DELAWARE, CUSTODIAN FOR FRANK RUDERMAN ROTH IRA Address for all notices: 71 Creekside Drive San Rafael, CA 94903 Copies to: Advisory Trust Company P.O. Box 52129 Phoenix, AZ 85017-2129 Attn: Ramona Cisneros	64	—	$896.00	$896.00
KENNETH A. CLARK Address for all notices: c/o WSGR 650 Page Mill Road Palo Alto, CA 94034	38	—	$532.00	$532.00
CLARK/BOYD TRUST Address for all notices: c/o WSGR 650 Page Mill Road Palo Alto, CA 94034	35	—	$490.00	$490.00
JAMES H. EBERWINE PHD Address for all notices: 3918 Howry Philadelphia, PA 19129	13	—	$182.00	$182.00
2008 STEPHEN RONALD QUAKE AND ATHINA PEIOU-QUAKE REVOCABLE TRUST DATED AUGUST 14, 2008 Address for all notices: 636 Alvarado Row Stanford, CA 94305	7,388	—	$103,432.00	$103,432.00
WS INVESTMENT COMPANY, LLC (2009A) Address for all notices: c/o WSGR 650 Page Mill Road Palo Alto, CA 94034	792	—	$11,088.00	$11,088.00
WS INVESTMENT COMPANY, LLC (2009C) Address for all notices: c/o WSGR 650 Page Mill Road Palo Alto, CA 94034	264	—	$3,696.00	$3,696.00

Name and Address of Purchaser	Number of Series E Shares	Cash Investment Amount	Outstanding Indebtedness Converted	Total Purchase Price
GLAXOSMITHKLINE LLC Address for all notices: One Franklin Plaza 200 N. 16th Street, FP 2355 Philadelphia, PA 19102 Attn: William J. Mosher	1,105	—	$15,470.00	$15,470.00
GLAXO GROUP LIMITED Address for all notices: c/o Secretariat Services 980 Great West Road Brentford, Middlesex TW8 9GS United Kingdom Attn: Victoria A. Whyte	904	—	$12,656.00	$12,656.00
ALFRED J. MANDEL Address for all notices: 915 Cowper Street Palo Alto, CA 94301-2850	91	—	$1,274.00	$1,274.00
ANALIZA, INC. Address for all notices: 26101 Miles Road Cleveland, OH 44128-5933 Attn: Dr. Arnon Chait	10	—	$140.00	$140.00
TOTAL	1,323,773	$7,499,996.00	$11,032,826.00	$18,532,822.00

EXHIBIT B

FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Superseded by Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 3, 2010.

EXHIBIT C

FORM OF NINTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Incorporated by reference to Exhibit 4.[3] to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 3, 2010.

EXHIBIT D

FORM OF LEGAL OPINION

Intentionally omitted.